Exhibit 12.1
CALCULATION OF EARNINGS TO FIXED CHARGES RATIO SUCCESSOR COMPANY


EXCLUDING THE RESULTS OF THE GENERATION BUSINESS

                                                                 Nine Month       Year
                                          Year Ended           Period Ended      Ended
                                         December 31,          December 31,  March 31,
                                                2000                  1999        1999
                                             (pound)         $     (pound)     (pound)
                                                      (Amounts in millions)

Earnings
Pretax income from continuing operations          73        109         47         62
Adjustments to include distributed income
  of less than 50% owned persons                 --         --         --         --
Add: Amortization charge on capitalized
  interest                                       --         --         --         --
Less: Interest capitalized in the period         --         --         --         --
                                                 ---        ---        ---        ---
Total earnings before fixed charges               73        109         47         62
                                                 ===        ===        ===        ===
Fixed charges
Interest expense                                 116        173         87        126
Interest capitalized                             --         --         --         --
                                                 ---        ---        ---        ---
Total fixed charges                              116        173         87        126
                                                 ===        ===        ===        ===
Total earnings and fixed charges                 189        282        134        188
                                                 ===        ===        ===        ===
Ratio of earnings/fixed charges                  1.6        1.6        1.5        1.4
                                                 ===        ===        ===        ===

INCLUDING THE RESULTS OF THE GENERATION BUSINESS

                                                                 Nine Month       Year
                                          Year Ended           Period Ended      Ended
                                         December 31,          December 31,  March 31,
                                                2000                  1999        1999
                                             (pound)         $     (pound)     (pound)
                                                      (Amounts in millions)
Earnings
Pretax income from operations                     73        109         47         68
Adjustments to include distributed income
  of less than 50% owned persons                 --         --         --         --
Add: Amortization charge on capitalized

  interest                                       --         --         --         --
Less: Interest capitalized in the period         --         --         --         --
                                                 ---        ---        ---        ---
Total earnings before fixed charges               73        109         47         68
                                                 ===        ===        ===        ===
Fixed charges
Interest expense                                 116        173         87        129
Interest capitalized                             --         --         --         --
                                                 ---        ---        ---        ---
Total fixed charges                              116        173         87        129
                                                 ===        ===        ===        ===
Total earnings and fixed charges                 189        282        134        197
                                                 ===        ===        ===        ===
Ratio of earnings/fixed charges                  1.6        1.6        1.5        1.5
                                                 ===        ===        ===        ===